FOR IMMEDIATE RELEASE Contact: Lacey Dean (717) 735-8688 PRESIDENT ANGELA SNYDER TO RETIRE FROM FULTON FINANCIAL CORPORATION Lancaster, Pa. (August 1, 2025) – Fulton Financial Corporation (NASDAQ: FULT) today announced that President Angela Snyder will retire from Fulton Financial Corporation on December 31, 2025. “Throughout her time at Fulton, Angela has been a pillar of strength, vision, and integrity. Her leadership has helped shape who we are today, and her impact will be felt for years to come,” said Chairman and CEO Curt Myers. “While we will miss her steady presence and thoughtful guidance, we are deeply grateful for the legacy she leaves behind. On behalf of the entire company, I wish Angela all the best in retirement and the exciting road ahead.” “As I step into retirement, I do so with a deep sense of gratitude and complete confidence in the future of this organization. We have an exceptional team, strong leadership, and a clear vision for what’s ahead. I truly believe the company is in great hands, and I’m excited to watch it continue to grow and thrive in the years to come,” Snyder said. ### Photo Caption: President Angela Snyder About Fulton Financial Corporation

Fulton Financial Corporation, a $32 billion Lancaster, Pa.-based financial holding company, has more than 3,300 employees and operates more than 200 financial centers in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through Fulton Bank, N.A. Additional information on Fulton Financial Corporation can be found at www.fult.com